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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 12, 2001


                             URANIUM RESOURCES, INC.
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                    0-17171                 75-2212772
             --------                    -------                 ----------
 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)



   650 South Edmonds, Suite 108, Lewisville, TX                   75067
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    ZIP CODE


                                 (972) 219-3330
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




        12750 Merit Drive, Suite 720, Dallas, Texas           75251
        -------------------------------------------           -----
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




              Exhibit Index Begins on Sequentially Numbered Page 4


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ITEM 5.  OTHER EVENTS.

         On April 12, 2001 the Company completed a private placement of 26,062,500 shares of Common Stock of the Company at $0.08 per share, consisting of $1,835,000 in cash and the cancellation of $250,000 of debt. A significant portion of the funds raised in the transaction was arranged through Mr. Rudolf
J. Mueller, Winchester Group, with the balance from individual private investors.

         The Company will register for resale these shares and an additional 15,091,950 shares of common stock. The Company has engaged the firm of Hein+Associates LLP to perform an audit of its 1999 and 2000 year-end financial statements to permit the filing of the registration statement. Upon completion of the audit the Company intends to request the OTC Bulletin Board to include the common stock in its quotation service.

         This placement and the August 2000 equity infusion of $750,000 complete the planned transactions needed to fund the Company's non-restoration overhead costs and land holding costs needs for approximately the next two years. Together with the restoration funding agreement completed in October 2000 with the Texas regulatory authorities and the Company's bonding company the Company now has the financial resources for both the restoration and operating needs of the Company through approximately the first quarter of 2003, assuming that the Company is able to extend the restoration agreement for another year after its current expiration date of December 31, 2001. The funds raised in this private placement are to be used to fund the non-restoration overhead costs and land holding costs of the Company until such time as the price of uranium increases to a profitable level. Additional capital will be required to permit the Company to commence mining operations.

         Because of the sale of the shares at $.08 per share the exercise price for warrants issued in August 200 to purchase 5,625,000 shares of common stock was reduced from $.20 per share to $.14 per share in accordance with the requirements of the warrants.

         After giving effect to the sale of the shares, Mr. Mueller is the beneficial owner of approximately 14% of the outstanding common stock of the Company.

         Uranium Resources, Inc. is a Dallas area based uranium-mining company, whose shares are quoted on the Pink Sheets under the symbol URIX. The Company specializes in in-situ solution mining and holds substantial uranium resources in South Texas and New Mexico.

                  CONTACTS:        Paul K. Willmott, President, or
                                   Thomas H. Ehrlich, Vice President - CFO
                                   Uranium Resources, Inc.
                                   (972) 219-3330
                                         (30)


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

              (c)   EXHIBITS.

                    99.1 -   Press Release issued April 13, 2001, by the
                             Registrant.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       URANIUM RESOURCES, INC.




Date:    April 17, 2000                /s/ Paul K. Willmott
                                       -----------------------------------------
                                       Paul K. Willmott
                                       President, Chief Executive Officer
                                       and Chairman of the Board of Directors


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                                 EXHIBIT INDEX



EXHIBIT
NUMBER          EXHIBIT DESCRIPTION                         PAGE
-------         -------------------                         ----
  99.1          Press Release issued April 12, 2001,        E-1
                by the Registrant.



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